Contact:
                                                         Kmart Media Relations
                                                         248-463-1021


                  KMART CORPORATION REPORTS FISCAL YEAR 2002
                     AND FOURTH-QUARTER FINANCIAL RESULTS

       Company Files January and February 2003 Monthly Operating Reports

TROY, Mich., March 24, 2003 - Kmart Corporation (Pink Sheets: KMRTQ) today announced its financial results for the fiscal year and fourth quarter ended January 29, 2003. These results were filed with the Securities and Exchange Commission in an Annual Report on Form 10-K. Kmart has also filed monthly operating reports for January and February 2003 with the United States Bankruptcy Court for the Northern District of Illinois and with the SEC on Form 8-K.

Fiscal 2002 Results
-------------------

For the 52 weeks ended January 29, 2003, Kmart reported total sales of $30.76 billion, compared with $36.15 billion in fiscal 2001. As previously reported, Kmart closed 283 underperforming stores, or 13% of its existing store base, in the second quarter of 2002. On a same-store basis, sales declined 10.1% in fiscal 2002 from the previous year.

Kmart reported a net loss of $3.22 billion, or $6.36 per share, in fiscal 2002, versus a loss of $2.45 billion, or $4.95 per share during fiscal year 2001. Excluding non-comparable items such as special charges, reorganization items and results of discontinued operations, the Company's net loss in fiscal 2002 was $846 million, or $1.67 per share, versus a net loss of $1.54 billion, or $3.12 per share, in the 2001 fiscal year.

Special charges affecting fiscal 2002 results consisted primarily of charges relating to the closure of 283 stores in the second quarter, charges recorded in the fourth quarter related to the announced closure of an additional 316 stores in 2003, asset impairments and corporate cost reduction initiatives. Special charges affecting fiscal 2001 results consisted of charges related to asset impairments and the restructuring of the Company's supply chain operations and e-commerce business. See the Supplemental Schedule included within this press release, which provides a reconciliation of net loss, as reported to net loss, as adjusted.

Julian B. Day, President and Chief Executive Officer of Kmart, said: "In addition to the Company's Chapter 11 filing in January of last year, Kmart's 2002 financial results reflect the impact of significant charges associated with our restructuring efforts as well as a decrease in sales associated with the store closings and reduced customer traffic."

Day continued, "As we draw closer to emergence from Chapter 11, we remain focused on achieving a cost structure and organization that is aligned with our reduced store base. Our objective is to ensure that the Company emerges from the reorganization process with a restructured balance sheet, stronger store portfolio, and an efficient, cost-effective organization positioned to compete in the discount retail sector. Our fast-track reorganization timetable remains on schedule, as we expect to emerge from Chapter 11 on or before April 30, 2003. Creditors are in the process of voting on our First Amended Joint Plan of Reorganization, and we anticipate the Plan will be confirmed in mid-April and the Company will complete its Chapter 11 reorganization by April 30, 2003."

February 2003 Results
---------------------

In its monthly operating report for the four-week period ended February 26, 2003, the first month of the 2003 fiscal year, Kmart reported a net loss of $54 million on sales of $2.17 billion. Same-store sales declined 2.5% compared to February 2002. Inventory clearance sales at the 316 closing stores are not included in the same store sales results. Total sales, which include the closing stores, decreased by 1.3%.

As of February 26, 2003, the Company's balance sheet cash position was slightly more than $1 billion, of which approximately $260 million represented cash at stores. In addition, Kmart had no borrowings outstanding as of February 26, 2003 under its debtor-in-possession (DIP) facility and had borrowing availability under its DIP facility of approximately $1.55 billion.

Day said, "We have adopted a disciplined, low-risk approach to managing our business. Although this Company has a long way to go, we are encouraged by February's financial results, which demonstrate signs of progress, particularly in achieving positive cash flow, controlling costs and enhancing gross margin. As we continue to control costs and improve margins moving forward, we remain focused on driving same-store sales increasing customer traffic, enhancing our in-stock positions and improving overall customer experience."

Fourth Quarter and January 2003 Results
---------------------------------------

Net sales for the fourth quarter of 2002 were $8.87 billion, compared with $10.88 billion in the 2001 fourth quarter. On a same-store basis, which excludes the 283 stores closed in the second quarter of 2002, sales declined 9.8% from the fourth quarter of 2001.

Kmart reported a net loss of $1.10 billion, or $2.13 per share, in the fourth quarter of 2002, compared with a net loss of $1.65 billion, or $3.31 per share, in the same quarter a year ago.

In its monthly operating report for the four-week period ended January 29, 2003, the final month of the 2002 fourth quarter and fiscal year, Kmart reported a net loss of $1.41 billion on net sales of $1.70 billion. The net loss for the month includes several charges relating to the Company's previously announced plan to close 316 stores in early 2003. These include a non-cash charge of $695 million relating to the impairment of long-lived assets at the closing stores and a charge of $471 million related to the write-down of inventory to its estimated selling value in connection with the liquidation sales at the closing stores. In addition, Kmart recorded a charge of $36 million related to the planned reduction of staff at the Company's headquarters and in certain corporate support functions. Same store sales in January were 8.9% lower than the same period last year.


                                                   KMART CORPORATION
                                         CONSOLIDATED STATEMENTS OF OPERATIONS
                                    (Dollars in millions, except per share amounts)


                                                                                         52-weeks            52-weeks
                                                                                           Ended              Ended
                                                                                         January 29,        January 30,
                                                                                           2003                2002
                                                                                       --------------       -----------

   Sales                                                                                  $ 30,762          $ 36,151
   Cost of sales, buying and occupancy                                                      26,258            29,853
                                                                                          --------          --------
   Gross margin                                                                              4,504             6,298
   Selling, general and administrative expenses                                              6,544             7,588
   Equity income in unconsolidated subsidiaries                                                 34               -
   Restructuring, impairment and other charges                                                 739             1,091
                                                                                          --------          --------
   Continuing loss before interest, income taxes, reorganization items and
        dividends on convertible preferred securities of subsidiary trust                   (2,745)           (2,381)
    Interest expense, net (contractual interest for fiscal years 2002
        and 2001 was $426 and $352, respectively)                                              155               344

   Reorganization items, net                                                                   386              (183)

   Benefit from income taxes                                                                   (24)              -

   Dividends on convertible preferred securities of subsidiary trust, net of income taxes of $0 and $0, respectively (contractual dividend for
        fiscal years 2002 and 2001 was $65 and $72, net of tax, respectively)                   -                 70
                                                                                          --------          --------
   Net loss from continuing operations                                                      (3,262)           (2,612)
   Discontinued operations, net of income taxes ($0)                                            43               166
                                                                                          --------          --------
   Net loss                                                                               $ (3,219)         $ (2,446)
                                                                                          ========          ========

Basic and diluted loss per common share:
Net loss from continuing operations                                                       $  (6.44)         $  (5.29)
Discontinued operations                                                                       0.08              0.34
                                                                                          --------          --------
Net loss                                                                                  $  (6.36)         $  (4.95)
                                                                                          ========          ========

Basic and diluted weighted average shares (millions)                                         506.4             494.1



                                                   KMART CORPORATION
                                              CONSOLIDATED BALANCE SHEETS
                                                 (Dollars in millions)


                                                                                         January 29,        January 30,
                                                                                            2003              2002
                                                                                        --------------------------------
Current Assets:
    Cash and cash equivalents                                                            $    613          $  1,245
    Merchandise inventories                                                                 4,825             5,796
    Other current assets                                                                      664               800
                                                                                         --------          --------
Total current assets                                                                        6,102             7,841

Property and equipment, net                                                                 4,892             6,093
Other assets and deferred charges                                                             244               249
                                                                                         --------          --------
Total Assets                                                                             $ 11,238          $ 14,183
                                                                                         ========          ========

Current Liabilities:
   Accounts payable                                                                      $  1,248          $     89
   Accrued payroll and other liabilities                                                      710               420
   Taxes other than income taxes                                                              162               143
                                                                                         --------          --------
Total current liabilities                                                                   2,120               652

   Debtor-in-possession credit facility                                                       -                 330
   Capital lease obligations                                                                  623               857
   Other long-term liabilities                                                                181               132
                                                                                         --------          --------
Total liabilities not subject to compromise                                                 2,924             1,971

Total liabilities subject to compromise                                                     7,969             8,093

Company obligated mandatorily redeemable convertible preferred securities of a subsidiary trust holding solely 7 3/4% convertible junior subordinated
      debentures of Kmart (redemption value $648 and $898, respectively)                      646               889
Common stock, $1 par value, 1,500,000,000 shares authorized; 519,123,988 and
      503,294,515 shares issued and outstanding, respectively                                 519               503
Capital in excess of par value                                                              1,922             1,695
(Accumulated deficit) retained earnings                                                    (2,742)            1,032
                                                                                         --------          --------
Total Liabilities and Shareholders' (Deficit) Equity                                     $ 11,238          $ 14,183
                                                                                         ========          ========



                                                   KMART CORPORATION
                                         CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                 (Dollars in millions)

                                                                                   52-weeks          52-weeks
                                                                                    Ended              Ended
                                                                                  January 29,        January 30,
                                                                                     2003              2002
                                                                                  ------------     -------------
CASH FLOWS FROM OPERATING ACTIVITIES
     Net loss                                                                      $(3,219)           $(2,446)
     Adjustments to reconcile net loss from continuing operations to net cash provided by operating activities:
         Discontinued operations                                                       (43)              (166)
          Restructuring, impairments and other charges                                 739              1,091
          Inventory writedown and other charges                                      1,291                163
          Reorganization items, net                                                    386               (183)
          Depreciation and amortization                                                737                824
          Equity income in unconsolidated subsidiaries                                 (34)               -
          Dividends received from Meldisco                                              45                 51
     (Increase) decrease in inventories                                               (168)               560
     Increase in accounts payable                                                      401              1,046
     Deferred income taxes and taxes payable                                            23                (55)
     Changes in other assets                                                           161                295
     Changes in other liabilities                                                       67                (23)
     Cash used for store closings                                                     (134)              (230)
                                                                                   -------            -------
Net cash provided by operating activities                                              252                927
                                                                                   -------            -------

Net cash used for reorganization items                                                (135)                (6)
                                                                                   -------            -------

CASH FLOWS FROM INVESTING ACTIVITIES
     Capital expenditures                                                             (252)            (1,385)
     Investment in BlueLight.com                                                       -                  (45)
                                                                                   -------            -------
Net cash used for investing activities                                                (252)            (1,430)
                                                                                   -------            -------

CASH FLOWS FROM FINANCING ACTIVITIES
     Proceeds from issuance of debt                                                    -                1,494
     Net borrowings on DIP Credit Facility                                            (330)               330
     Debt issuance costs                                                               (42)               (49)
     Issuance of common shares                                                         -                   56
     Payments on debt                                                                  (31)              (320)
     Payments on capital lease obligations                                             (94)               (86)
     Payments of dividends on preferred securities of subsidiary trust                 -                  (72)
                                                                                   -------            -------
Net cash provided by (used for) financing activities                                  (497)             1,353
                                                                                   -------            -------

Net change in cash and cash equivalents                                               (632)               844
Cash and cash equivalents, beginning of year                                         1,245                401
                                                                                   -------            -------
Cash and cash equivalents, end of year                                             $   613            $ 1,245
                                                                                   =======            =======



                               KMART CORPORATION
                SUPPLEMENTAL SCHEDULE - NET LOSS RECONCILIATION
                       (Dollars in millions, UNAUDITED)

The following unaudited table provides a reconciliation of net loss as reported to net loss, as adjusted for special charges, reorganization items and discontinued operations for the 52 weeks ended January 29, 2003 and January 30, 2002.


                                                                    Net Loss                        Loss per common share
                                                          -----------------------------     ------------------------------------
                                                                2002          2001                   2002              2001

Net Loss, as reported                                         $ (3,219)     $ (2,446)               $ (6.36)          $ (4.95)
     Less Special charges (1), (2)                               2,030         1,254                   4.01              2.54
     Less Reorganization items, net (2)                            386          (183)                  0.76             (0.37)
     Less Discontinued operations (2)                              (43)         (166)                 (0.08)            (0.34)

                                                              -----------------------               --------------------------
Net Loss, adjusted                                            $   (846)     $ (1,541)               $ (1.67)          $ (3.12)
                                                              =======================               ==========================


                                                                         Corporate
                                                  Markdowns   Long-lived   Cost       Supply
                                                for Inventory   Asset     Reduction   Chain       BlueLight.
                                                Liquidation   Impairments Initiatives Operations   com       Other    Total
                                                ------------------------------------------------------------------------------
Restructuring, Impairment
  and Other Charges                                $   -      $   695    $    50    $   -      $    (6)    $   -       $   739
Gross Margin                                         1,256        -          -            7        -            30       1,293
SG&A                                                   -          -          -            2        -            (4)         (2)
                                                   ----------------------------------------------------------------------------
     2002 Total Special Charges, net (1)           $ 1,256    $   695    $    50    $     9    $    (6)    $    26     $ 2,030
                                                   ============================================================================

Restructuring, Impairment
  and Other Charges                                $   -      $   971    $   -      $   -      $    97     $    23     $ 1,091
Gross Margin                                           -          -          -           75        -           -            75
SG&A                                                   -          -          -           88        -           -            88
                                                   ---------------------------------------------------------------------------
    2001 Total Special Charges, net (1)            $   -      $   971    $   -      $   163    $    97     $    23     $ 1,254
                                                   ===========================================================================


(1) Special charges are transactions that are not, in management's judgement, representative of on-going operations of our business. In determining what amounts constitute a special charge, management considered the nature, magnitude and frequency of their occurrence. Summarized above is the impact of implementing key corporate initiatives, asset impairments, and significant inventory liquidations as a result of the stores closed in connection with Kmart's bankruptcy proceedings. Management believes that operating results excluding special charges, reorganization items and discontinued operations may serve as a useful indication of trends in operations when reviewed in the context of reported results. Summarized above are special charges included in Kmart's financial statements for fiscal years 2002 and 2001.
(2) In accordance with SFAS No. 109, the Company has recorded a valuation allowance against deferred tax assets. Accordingly, special charges, reorganization items and discontinued operations as presented in the tables above include no tax benefit.


Kmart Corporation is a mass merchandising company that serves America through its Kmart and Kmart SuperCenter retail outlets. The Company's common stock is currently quoted on the Pink Sheets Electronic Quotation Service
(www.pinksheets.com) under the symbol KMRTQ.


Cautionary Statement Regarding Forward-Looking Information and Related Matters

Bankruptcy law does not permit solicitation of acceptances of the Plan of Reorganization until the Court approves the applicable Disclosure Statement relating to the Plan of Reorganization as providing adequate information of a kind, and in sufficient detail, as far as is reasonably practicable in light of the nature and history of the debtor and the condition of the debtor's books and records, that would enable a hypothetical reasonable investor typical of the holder of claims or interests of the relevant class to make an informed judgment about the Plan of Reorganization. On February 25, 2003, the Bankruptcy Court approved the Company's Disclosure Statement with respect to the First Amended Joint Plan of Reorganization and authorized a balloting and solicitation process that will conclude on April 4, 2003. A hearing on confirmation of the First Amended Joint Plan of Reorganization is scheduled to commence in the Bankruptcy Court on April 14, 2003. Accordingly, this announcement is not intended to be, nor should it be construed as, a solicitation for a vote on the Plan, which can only occur based on the official disclosure statement package that was mailed on or about March 7, 2003. The Company will emerge from Chapter 11 if and when the Plan receives the requisite creditor approvals and is confirmed by the Bankruptcy Court.

Statements made by Kmart which address activities, events or developments that we expect or anticipate may occur in the future, including certain of the information contained in the Plan of Reorganization and Disclosure Statement, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the Company's current views with respect to current and future events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks and uncertainties, including, but not limited to, Kmart's having filed for bankruptcy and factors relating to Kmart's operations and the business environment in which Kmart operates, which may cause the actual results of Kmart to be materially different from any future results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include those set forth in Kmart's Annual Report on Form 10-K for the fiscal year ended January 29, 2003, or in other filings made, from time to time, by Kmart with the Securities and Exchange Commission (the "Company Filings"). The forward-looking statements speak only as of the date when made and Kmart does not undertake to update such statements.

Similarly, these and other factors set forth in the Company Filings, including the terms of the final reorganization plan ultimately confirmed by the Bankruptcy Court, can affect the value of the Company's various pre-petition liabilities, common stock and/or other securities. Until Kmart's plan of reorganization is confirmed by the Bankruptcy Court, the recoveries of pre-petition claims holders are subject to change.

If the final plan of reorganization confirmed by the Bankruptcy Court is consistent with the plan of reorganization recently filed with the Court, it would result in the cancellation of the existing Kmart common stock, with holders thereof receiving no distributions under the plan other than, possibly, for a minor interest in a creditor litigation trust to be established pursuant to the plan. In light of the foregoing, the Company considers the value of the common stock to be highly speculative and cautions equity holders that the stock may ultimately be determined to have no value.

Accordingly, the Company urges that appropriate caution be exercised with respect to existing and future investments in Kmart common stock or any claims relating to pre-petition liabilities and/or other Kmart securities.